EXHIBIT 10.25(G)

EXHIBIT 6 TO SECURITY AGREEMENT                                      DOCUMENT 18



                               AMENDMENT NO. 1 TO
            SEMI-SUBMERSIBLE DRILLING VESSEL CONSTRUCTION CONTRACT
                                     BETWEEN
                         TDI-HALTER, LIMITED PARTNERSHIP
                                       AND
                             PETRODRILL FOUR LIMITED
                               DATED APRIL 9, 1999


            This Amendment No. 1 is entered into this 9th day of April, 1999, between TDI-HALTER, LIMITED PARTNERSHIP ("Builder"), and PETRODRILL FOUR LIMITED ("Purchaser") to that Semi-Submersible Drilling Vessel Construction Contract dated April 9, 1998 (Hull No. 1828) (the "Original Contract").

            WHEREAS, the Original Contract was novated by PETRODRILL OFFSHORE, INC. (formerly Petrodrill Construction Inc.) to Purchaser by Novation Agreement dated as of December 9, 1998;

            WHEREAS, on the Closing Date the Purchaser will issue its United States Government Guaranteed Export Ship Financing Obligations, AMETHYST 4 Series (the "Obligations"), in order to finance the construction of the Vessel which is the subject of the Original Contract;

            WHEREAS, the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, is guaranteeing the payment of the outstanding principal of and interest on the Obligations pursuant to Title XI of the Merchant Marine Act, 1936, as amended;

            WHEREAS, the proceeds of the Obligations will be used for payment to the Builder in accordance with the terms of this Contract; and

            WHEREAS, the Purchaser and the Builder in order to induce the Secretary to guarantee the Obligations, wish to amend the Original Contract as detailed herein;

            NOW THEREFORE, in consideration of these premises, the mutual benefit set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser and Builder agree as follows:
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      1.    INSPECTION BY THE SECRETARY'S REPRESENTATIVES. The Builder shall permit inspection by, supply information to, and cooperate with representatives of the Secretary at its yard where the assembly of the Vessel is now taking place and at such other yards of the Builder, its affiliates and subcontractors where parts of the Construction Contract or subcontracts may be performed. Builder acknowledges that such cooperation may include, but is not limited, to providing the Secretary 1) reasonable access to the Vessel and areas of the Builder where work related to the Vessel is being performed by the Builder, its contractors and subcontractors, at all reasonable times during normal working hours to inspect performance of the Work and to observe trials and other tests,
2) copies of detailed production schedules for the Vessel along with changes to such schedules as they occur, 3) reasonable access to contract plans and specifications for the Vessel, 4) reasonable access to Builder's production manager or supervisor, 5) information on the origination and source of materials, and 6) reasonable access to progress payment and construction milestone information for the purpose of verifying (i) completion in accordance with the representations made to the Secretary, including, but not limited to, representations concerning the Vessel's Actual Cost, as defined in the Security Agreement, and (ii) compliance of the construction with the plans and specifications and the other terms of the Construction Contract. In conjunction with any such inspections by the Secretary, the Builder will furnish, on a temporary basis, reasonable space at its yard for the Secretary representatives and communication, copying and other facilities as appropriate. The Secretary's access to the Vessel shall be at the Secretary's and Purchaser's sole risk. The Builder assumes no responsibility save for its own gross negligence or intentional acts, and Purchaser assumes full liability for any injury that the Secretary or its representatives, agent or contractor may sustain on the Vessel during its construction and the Purchaser hereby fully releases and discharges the Builder from any liability with respect thereto.

      2. CHANGES IN CONSTRUCTION CONTRACT. Notwithstanding anything to the contrary contained in the Construction Contract, the Construction Contract shall not be amended, modified or terminated after April 9, 1999, except in writing duly signed by the Builder and Purchaser with the prior written consent of the Secretary, provided that the Secretary's prior written consent shall not be necessary, but written notice to the Secretary shall be given, for (a) any mandatory change to the Construction Contract as a result of any requirements of any governmental agency, or (b) any non-mandatory changes that Builder and Purchaser desire to make which do not exceed, with respect to any item of the Vessel's construction, one (1%) percent of the Vessel's Contract Price and which do not, in the aggregate, cause the Vessel's Contract Price to be increased more than five (5%) percent or the delivery and completion date of the Vessel to be extended more than ten (10) days. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessel which would diminish the capacity of the Vessel to perform as originally intended by the Construction Contract, without the prior written consent of the Secretary.

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      3.    INSURANCE.

            a. Until each Vessel has been completed, physically delivered at the place of delivery and accepted by Purchaser, Purchaser shall cause such Vessel and all materials, outfitting, equipment and appliances to be installed in the Vessel including all materials, outfitting, equipment and appliances provided by the Builder or Purchaser and delivered to Builder for the construction of the Vessel or in the construction thereof, to be insured under a full form Builder's Risk Policy under the latest American Institute Builder's Risk Form in force and effect at the time that the construction of the Vessel is commenced when the Vessel's keel is laid, all at Purchaser's expense. Such policy(ies) shall name the Builder, the Purchaser and the United States of America as assureds. The policy(ies) shall provide that there shall be no recourse against the Builder and the United States of America for payment of any premiums; provided, however, the United States of America and Builder shall be subject to cancellation upon 30 days prior written notice as set forth below. The policy(ies) shall also provide a 30 day prior written notice of cancellation or material change in the policy to the Builder and the United States of America (U.S. Department of Transportation, Maritime Administration 400 Seventh St. S.W., Washington D.C. 20590 Attention, Chief, Division of Marine Insurance). The amounts, terms and conditions, deductibles and underwriters of the Builder's Risk Policy(ies) shall at all times be satisfactory to the Builder and the Secretary.

            b. The Builder's Risk policy(ies) shall provide that all losses in excess of $500,000 shall be paid to the Secretary for distribution by him to himself, the Builder and the Purchaser in accordance with the Security Agreement between the Purchaser and the Secretary, MA-13505, dated April 9, 1999, involving the Vessel and the Construction Contract.

            c. Builder shall also purchase and maintain, at its expense, during the life of the Construction Contract, Worker's Compensation Insurance at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsements and Employer's Liability Insurance in the amount of at least Two Million Dollars ($2,000,000).

            d. A satisfactory confirmation of insurance outlining the pertinent terms and conditions of the Builder's Risk Policy(ies) referred to above shall be provided to the Builder and the Secretary. The Purchaser shall be furnished a certificate of insurance for all other policies required hereunder. The original of the said Builder's Risk Policy shall be available in the Purchaser's office. All of the policies of insurance and certificates referred to herein shall contain a provision requiring the insurer at risk to give Purchaser, Builder and the Secretary thirty (30) days' notice, in writing prior to cancellation of any such insurance.

      4. PROGRESS PAYMENTS. The Construction Contract shall contain provisions for making periodic payments for the work performed based performance milestones related to the construction of the Vessel, after such milestones are certified by the Purchaser and the Builder, or as otherwise provided in Clauses
4.1 and 4.2 of the Construction Contract.

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      5.    CERTIFICATE OF NO LIENS. At the time of Closing, now scheduled for
April 9, 1999, and at the time of delivery of the Vessel and from time to time as payments will be requested from amounts held in escrow by the Secretary or from drawdowns from the Credit Facility established by the Credit Agreement, the Builder agrees, on behalf of itself, or any party claiming through the Builder, to execute certificates of no liens, in form and substance satisfactory to the Secretary to the extent that the Builder has been paid for such items but with exception for any liens, claims, security interests and encumbrances which may have been placed thereon by Purchaser in favor of a third party other than the Builder or its employees, and liens for non-delinquent payments arising in the ordinary course of Builder's business which liens Builder hereby warrants will be discharged by Builder when due, with respect to the applicable Vessel, hull or component parts for which payment is requested and with respect to all work that has previously been accomplished.

      6. SUBORDINATION. The Builder agrees to, and does hereby fully subordinate to the rights of the Secretary all liens and security rights and remedies to enforce such rights which the Builder has or may have with respect to (i) all work, materials and components, incorporated in, or to be incorporated in the hull and the Vessel ("the Equipment") to which title has passed to Purchaser, and (ii) the Equipment that has not been paid for by the Purchaser only to the extent that such unpaid for Equipment has actually been incorporated into other Equipment, part of which has actually been paid for by Purchaser. Prior to the Closing Date, the Builder shall provide to the Secretary either (1) the release or subordination of any claim to a security interest or other encumbrance relating to the Equipment, and the remedies to enforce such rights, held or claimed by any of the Builder's lenders (which release or subordination shall be in form and substance satisfactory to the Secretary), or
(2) an officer's certificate that the Builder has no lenders with any claim to a security interest or other encumbrance relating to the Equipment.

      7.    EQUIPMENT PROCEEDS.

            a. In the event that prior to delivery of the Vessel, following the occurrence or during the continuance of any default by Purchaser under any agreements with the Secretary, including but not limited to the Security Agreement (the "Secretary's Documents") or by the Builder under the Construction Contract, the Secretary shall have the sole right to sell the Equipment, provided that the Secretary complies with Section 7(c) of this Amendment. Any proceeds the Secretary receives from the sale of the Equipment, after deducting any fees or costs it incurs in connection with the enforcement of its rights under the Secretary's Documents, shall be distributed promptly between the Builder and the Secretary on a Pro Rata Basis (as defined below) based on the "Amount Due" (as defined below) to the Builder and the Secretary.

            b. For the purposes of this section, the "Amount Due" to the Builder shall include all payments then due to the Builder for materials purchased or work performed, provided, however, if the Builder is in material default under the Construction Contract as amended, such "Amount Due" to the Builder shall be zero. For the purposes of this section, the "Amounts Due" to the Secretary shall include all amounts secured by the Secretary's Documents related to the Equipment. For the purposes of this section, the share to be distributed to a party under the Pro Rata Basis shall be the net amount realized from the sale of the Equipment times a fraction equal to the Amount Due that party divided by the sum of the Amount Due both parties.

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            c. In the event of a Purchaser default and an enforcement of the
Secretary's Documents, the Secretary shall use reasonable efforts to expedite the enforcement and foreclosure process for the enforcement of the Secretary's Documents.

      8. CONSENT OF BUILDER. The Builder will separately enter into a Consent of Shipyard to the assignment by Purchaser to the Secretary, for purposes of security, of all of Purchaser's right, title and interest in the Construction Contract, and the proceeds thereof, if any such exist, or shall exist in the future. Such proceeds include any amounts that may be due to be refunded to Purchaser by the Builder or by any subcontractor or supplier to the Builder arising out of the Construction Contract, as amended, and any subcontracts or supply contracts into which the Builder has entered into or may enter into as a part of construction process. In the event of a default of the Builder under the Construction Contract, the Secretary may enforce Purchaser's rights hereunder. In the event of any discrepancy between a position of the Secretary and a position of the Purchaser, the Secretary's decision shall be binding on the Purchaser.

      9. DISTINCT OBLIGATIONS. Builder hereby agrees and acknowledges that the obligations of Purchaser under the Construction Contract with regard to the Vessel are separate, distinct and independent of any other obligation or agreement of Purchaser and that a default by Purchaser under such other obligation or agreement shall not in any way affect the obligations of Builder under the Construction Contract with regard to the Vessel or permit Builder to exercise any right of set-off or other remedy (all of which Builder expressly waives and agrees not to assert) which could materially adversely affect the Construction Contract, the Vessel or the construction thereof.

      10. RIGHT TO CURE. Notwithstanding anything to the contrary contained in the Construction Contract, Builder agrees to give the Secretary written notice, concurrent with any notice given to the Purchaser under the Construction Contract of any default by Purchaser and hereby grants the Secretary thirty (30) days from the receipt of any such notice to cure any default under the Construction Contract, and Builder agrees to take no action to enforce its rights pursuant to the Construction Contract until the elapse of said thirty
(30) days.

      11. SHIPYARD PLANS. Upon the delivery of the Vessel, or earlier if feasible, upon the Secretary's request, Builder and Purchaser agree (at Purchaser's expense) to submit to the Secretary one set of Builder plans, in form and substance satisfactory to the Secretary, for the Vessel as built. The Secretary shall not release the Plans to any third party unless required to do so by court order; provided that the Secretary shall give notice to the Purchaser and Builder of any request for such an order. Purchaser shall use its best efforts to include a provision setting forth the terms of this Paragraph 11 in the Security Agreement between the Secretary and the Purchaser.

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      12.   NOTICES. Any, notice or other communication required or permitted to the Secretary under shall be sent by (i) certified mail, postage prepaid, (ii) by nationally recognized overnight courier service, (iii) or by facsimile transmission, confirmed by certified mail postage prepaid or by nationally recognized overnight courier service, addressed as follows:

                United States Maritime Administration
                400 Seventh Street, S.W.
                Washington, D.C. 20590
                Attention: Office of Ship Finance

      13. FURTHER AMENDMENTS TO CONTRACT. The Contract is further amended as follows:

            (a) REGISTRATION. The first sentence of Clause 2.8 is revised to read as follows:

                  The Vessel shall upon delivery fly the flag of the
            Commonwealth of The Bahamas and be registered in the Register of Shipping in the Commonwealth of The Bahamas, all in accordance with Purchaser's Modification Request number 1828-0001. The price for this change order shall be determined in accordance with Clause 7 of the Contract.

            (b) PAYMENT SCHEDULE. The provisions relating to the Third through Tenth Installments in Clause 4.1 are revised to read as follows:

                  THIRD INSTALLMENT:

            Ten percent (10%) of the Contract Price, being Eight Million Four Hundred Thousand U.S. Dollars (US$ 8,400,000), shall be paid within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that Start of Fabrication has taken place, which is defined as the welding together of the first two plates on the basis that it is the start of a continuous production program.

                  FOURTH INSTALLMENT:

            Fifteen percent (15%) of the Contract Price, being Twelve Million Six Hundred Thousand U.S. Dollars (US $12,600,000), shall be paid within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification

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
            Surveyor), certifying that the keel laying for the pontoons has taken place, which is defined as 200 tons of steel having been erected which can either be in one or two pontoons.

                  FIFTH INSTALLMENT:

            Ten percent (10%) of the Contract Price, being Eight Million Four Hundred Thousand U.S. Dollars (US $8,400,000), within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that 60% of the total 2400 tons for the pontoons (or 1440 tons) of steel have been erected.

                  SIXTH INSTALLMENT:

            Five percent (5%) of the Contract Price, being Four Million Two Hundred Thousand U.S. Dollars (US $4,200,000), within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that the Pontoons of the Vessel have successfully been launched, which is defined as the pontoons being afloat without any global structural damage having been incurred. For the sake of clarification, localized structural damage shall not constitute a reason for non-payment of the milestone.

                  SEVENTH INSTALLMENT:

            Five percent (5%) of the Contract Price, being Four Million Two Hundred Thousand U.S. Dollars (US $4,200,000), within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that the main engines have been started, which is defined as all engines having been started and run for a period of at least 4 hours.

                  EIGHTH INSTALLMENT:

            Ten percent (10%) of the Contract Price, being Eight Million Four Hundred Thousand U.S. Dollars (US $8,400,000), within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that

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            the substructure and drillfloor has been installed on the deckbox, which is defined as the drillfloor having been fitted upon its supports, tacked in place and being ready for permanent welding.

                  NINTH INSTALLMENT:

            Ten percent (10%) of the Contract Price, being Eight Million Four Hundred Thousand U.S. Dollars (US $8,400,000), within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that the deckbox has been launched and successfully mated with the Pontoons and Columns, which is defined as the deckbox having been fitted up, tacked in place and the rig safely returned to the quayside with all barges removed and being ready to start permanent welding of the deck box connections.

                  TENTH INSTALLMENT:

            Seven and a half percent (7.5%) of the Contract Price, being Six Million Three Hundred Thousand U.S. Dollars (US $6,300,000), within three Banking Days from receipt by the Purchaser of a telefax notice from the Builder attaching a Stage Certificate in the form of the draft attached as Appendix V, countersigned by an Authorized Representative (or, in default thereof, the Classification Surveyor), certifying that Seatrials have commenced, which is defined as the Vessel having left the quayside to commence trials at sea.

                  ELEVENTH INSTALLMENT:

            Seven and a half percent (7.5%) of the Contract Price, being Six Million Three Hundred Thousand U.S. Dollars (US $6,300,000), together with any increase or any decrease of the Contract Price arising from the provisions of Clauses 4.8, 6, and 16 below, shall be paid upon delivery.

            (c)   BONUS SCHEDULE.   A new Clause 4.8 is added to read as
follows:

                  If the Vessel is delivered prior to the Contractual Delivery
            Date (as amended by this Amendment No. 1 and as extended by Permissible Delays), the Purchaser shall pay to Builder Sixty Thousand U.S. Dollars ($60,000) for each day that the Vessel is delivered before the Contractual Delivery Date (as amended by this Amendment No. 1 and as extended by Permissible Delays).


             (d) FOURTH INSTALLMENT. Not withstanding any other provision of the

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      Contract, the parties agree that the Fourth Installment shall be due April
      11, 1999 and that the Builder will not exercise its right to rescind the Contract under Clause 18.3, prior to April 11, 1999.

            (e) LIGHTSHIP WEIGHT. With respect to Clause 6, the Purchaser will at its own cost and expense engineer the detailed design of blisters as a contingency measure. The size of each blister will be as large as possible with the existing constraints of the Vessel such that it does not significantly effect the Vessel's motion characteristics or operational performance. In the event that such blisters are required to be installed, Purchaser will not exercise its rights to rescind the Contract by reason of delay for the fabrication, installation or testing of the blisters under Clause 16.3 for an additional period of ninety (90) days, beyond the date that Builder is in default under Clause 16.3 of the Contract provided that Builder has otherwise completed its scope of work for the Vessel except for the fabrication, installation or testing of the blisters, and except as a result of any scope of work that cannot be completed as a result of the need to install the blisters, such as sea trials.

            (f) DELIVERY. The first sentence of Clause 14.1 of the contract is revised to read as follows:

                  The Vessel shall be delivered by the Builder to the Purchaser at the Shipyard (or other place as may be agreed with unrestricted access to the open sea) on 9th June, 2000, except that, in the event of Permissible Delay as defined in Clause 15.4 hereof, the aforementioned date shall be postponed accordingly.

            (g) LIQUIDATED DAMAGES. The first two sentences of Clause 16.2 are revised to read as follows:

                  If the delivery of the Vessel is delayed, then, in such event, beginning at twelve o'clock midnight on the Contractual Delivery Date, the Builder shall pay to the Purchaser as agreed liquidated damages and not by way of penalty, the following amounts:

            a.    1- 30 days of delay                 USD $20,000 per day

            b.    31-to actual delivery               USD $40,000 per day

            It being understood that in no event shall the Builder's obligations for such liquidated damages exceed USD $2,000,000.

            (h) ENGINEERING. The Purchaser shall use its best efforts to assist the Builder in the completion of Builder's engineering, and to advise Builder of preferred solutions, all in order to expedite the engineering process in as efficient a manner as possible.

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      Builder and Purchaser agree to address these issues in a separate Teaming
      Agreement.

      14. DEFINITIONS. As used in this Amendment No. 1:

                  "Secretary" means the Secretary of Transportation or any
            official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administration, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator and other officials of the Maritime Administration).

            "Security Agreement" means the security agreement, Contract No. MA-13505, with respect to the Vessel, executed by the Purchaser and the Secretary.

            Capitalized terms not otherwise defined herein shall have the meaning set forth in the Security Agreement.

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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment
No. 1 as of the date set forth above.


WITNESS:                                  TDI-HALTER, LIMITED PARTNERSHIP
                                          Builder

                                          BY: MARITIME HOLDINGS, INC.,
                                          ITS GENERAL PARTNER


/s/ CHRISTINE B. ZUCKMAN                  By: /s/ CHUCK DECUIR
------------------------------            -----------------------------
                                              Vice President



WITNESS:                                  PETRODRILL FOUR LIMITED
                                          Purchaser




/s/ ROBERT W. RANDALL                     By: /s/ EARL W. MCNIEL
------------------------------            -----------------------------
Secretary                                     Treasurer

AGREED AND APPROVED:

Secretary of Transportation
Maritime Administrator



By: /s/ JOEL C. RICHARD
------------------------------
        Secretary
        Maritime Administration

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